EXHIBIT 10.1.4


    SERVICING AGREEMENT, DATED AS OF SEPTEMBER 25, 2001, BETWEEN GOLDMAN
       SACHS MORTGAGE COMPANY AND COUNTRYWIDE HOME LOANS SERVICING LP








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                            SERVICING AGREEMENT



                                  between

                        COUNTRYWIDE HOME LOANS, INC.
                                 (Servicer)


                                    and


                       GOLDMAN SACHS MORTGAGE COMPANY
                                  (Owner)


                       Dated as of September 25, 2001



       Fixed & Adjustable-Rate First Lien Residential Mortgage Loans

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                         DESCRIPTION OF ATTACHMENTS


Exhibit A         MORTGAGE LOAN SCHEDULE

Exhibit B         LIST OF COLLATERAL DOCUMENTS

Exhibit C         LIST OF DOCUMENTS IN CREDIT FILE

Exhibit D         FORM OF GUARANTY







                            SERVICING AGREEMENT
                            -------------------

         THIS SERVICING AGREEMENT (this "Agreement") dated as of September 25, 2001, is by and between COUNTRYWIDE HOME LOANS, INC., in its capacity as servicer (the "Servicer"), and GOLDMAN SACHS MORTGAGE COMPANY, and its successors and assigns, as owner (the "Owner").

                           PRELIMINARY STATEMENT
                           ---------------------

         WHEREAS, the Owner has acquired certain fixed and adjustable-rate first lien residential mortgage loans;

         WHEREAS, the Servicer is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans (as hereinafter defined) listed on the Mortgage Loan Schedule (as hereinafter defined);

         WHEREAS, the Owner has requested the Servicer to service certain fixed and adjustable-rate first lien residential mortgage loans held by the Owner and the Servicer has agreed to service, as an independent contractor, such mortgage loans for the Owner on the terms and conditions set forth herein; and

         WHEREAS, the Servicer and the Owner desire to prescribe the terms and conditions regarding the management, servicing, and control of such mortgage loans.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:


                                 ARTICLE I

                                DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and standard of care employed by prudent mortgage servicers. Such standard of care (i) shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account,
(ii) shall be in accordance with the requirements of the Servicer's policies and procedures, (iii) shall be, at a minimum, at least as prudent as the requirements of Fannie Mae as set forth from time to time in the Fannie Mae Selling and Servicing Guide, as amended from time to time, and
(iv) shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

         Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

         Ancillary Income: All income if any, derived from any Mortgage Loan, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, speed pay fees, Prepayment Charges, reconveyance and demand statement fees, loan modification fees and reamortization fees.

         Applicable Requirements: The (i) terms of the Mortgage and Mortgage Note related to each Mortgage Loan, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to Mortgage Loans, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loans and the servicer's policies and procedures, (iii) the requirements of a Primary Mortgage Insurer (if any) or HUD/FHA or VA (if applicable) with respect to the processing, origination, insuring, servicing or filing of claims in connection with the Mortgage Loans, (iv) the requirements of the Owner as set forth in this Agreement, and (v) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

         ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

         Assignment of Mortgage: An assignment of mortgage, notice of transfer, or equivalent instrument, in recordable form, sufficient under and complying with the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the assignee named therein.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of New York or California are authorized or obligated by law or executive order to be closed.

         Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in Exhibit B hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

         Collateral File: With respect to any Mortgage Loan, the file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

         Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

         Consents: shall mean the unconditional written consent or approval, as necessary, of an Investor and any applicable Insurer to the Servicer's servicing of the Mortgage Loans hereunder.

         Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan and containing copies of the mortgage loan documents described on Exhibit C attached hereto, the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents. Each Credit File shall be delivered to the Servicer by the Owner and maintained by the Servicer (either on paper or on microfilm or any other comparable medium), and shall be delivered to the Owner as soon as practicable upon request.

         Custodial Account: The account or accounts created and maintained pursuant to Section 3.4 of this Agreement which account(s) shall be an Eligible Account.

         Custodian: With respect to any Mortgage Loan and the related Collateral File, JPMorgan Chase Bank and any successor custodian under any custodial agreement which may be entered into between JPMorgan Chase Bank or any subsequent Owner and the custodian named therein regarding the warehousing and safekeeping of such Collateral File.

         Cut off Date: The first day of the month in which the Effective Date occurs.

         Default: Any condition or circumstance that is, or with notice or the lapse of time or both, would become, an Event of Default.

         Determination Date: With respect to any Remittance Date, the 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately following such 15th day.

         Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace.

         Due Period: With respect to each Remittance Date, the period beginning on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date, provided, however, with respect to the first Remittance Date, the period beginning on the 1st day of September, 2001 and ending on the 1st day of October, 2001.

         Effective Date: September 2, 2001.

         Eligible Account: An account or accounts maintained with a Qualified Depository.

         Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.6.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, if any, fire and hazard insurance premiums, and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Fannie Mae: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

         FHA: Federal Housing Administration or any successor thereto.

         Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 3.12.

         Freddie Mac: Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

         Government Mortgage Loan: a Mortgage Loan that is guaranteed by the VA or insured by FHA.

         Gross Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note as shown in the Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

         Guaranty: A guaranty agreement substantially in the form of Exhibit D attached hereto.

         Index: With respect to any ARM Loan, the index set forth in the applicable Mortgage Note which is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date. In the event the Index becomes unavailable for any reason, the Servicer shall select an alternative index, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan.

         Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, any FHA or VA Insurance Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 3.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures and Section 3.14.

         Insurer: The FHA or VA, as applicable, any private mortgage insurer issuing a Primary Mortgage Insurance Policy, any insurer or guarantor under any standard hazard, flood, earthquake or title insurance policy and any certificate insurer pertaining to the Mortgage Loans.

         Interest Rate Adjustment Date: As to any ARM Loan, the date specified in a Mortgage Note on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

         Investor: With respect to any Mortgage Loan, a Person who has a beneficial interest in, or is a record owner of, such Mortgage Loan or any trustee acting on behalf of any such Person.

         Late Collections: With respect to any Mortgage Loan, all amounts (other than Monthly Advances) received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         LGC: Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower's default.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

         Losses: Any claims, penalties, fines, forfeitures, damages, liabilities, losses and expenses, including reasonable attorneys' fees.

         Maturity Date: With respect to any Mortgage Loan, the maturity date of the related Mortgage Note and Mortgage as specified therein.

         MIC: Mortgage Insurance Certificate issued by FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between FHA and the lender.

         Monthly Advance: Commencing with each Monthly Payment due on or after the Effective Date, the portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to
Section 4.3 on the Business Day immediately preceding the Remittance Date of the related month.

         Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

         Mortgage: The mortgage, mortgage deed, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note including any riders, addenda, assumption agreements or modifications relating thereto.

         Mortgage Interest Rate: As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan

         Mortgage Loan: An individual mortgage loan that is subject to the terms of this Agreement, identified on the Mortgage Loan Schedule.

         Mortgage Loan Remittance Rate: with respect to each Mortgage Loan, the interest rate payable to the Owner on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and any pool insurance policy premiums, if applicable.

         Mortgage Loan Schedule: The schedule attached hereto as Exhibit A that lists each of the Mortgage Loans serviced by the Servicer pursuant to this Agreement.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders, addenda, assumption agreements or modifications relating thereto.

         Mortgaged Property: The property securing a Mortgage Note pursuant to the related Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         Nonrecoverable Servicing Advance: Any portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder which, in the good faith judgment of the Servicer, will not be ultimately recoverable from Late Collections.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer or an affiliate thereof, reasonably acceptable to the Owner.

         Owner: Goldman Sachs Mortgage Company or any permitted successor owner of any of the Mortgage Loans.

         Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a REMIC or other trust to be formed as part of a publicly or privately traded pass-through transaction retaining the Servicer as "servicer" thereunder.

         Permitted Instruments: Any one or more of the following obligations or securities:

                           (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                           (ii) repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by Standard & Poor's Corporation in one of its three highest rating categories;

                           (iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by Standard & Poor's Corporation in one of its three highest rating categories;

                           (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's Corporation in its highest short-term rating category; and

                           (v) any other obligation or security acceptable to Standard & Poor's Corporation in respect of mortgage pass-through certificates rated in one of its three highest rating categories, as evidenced by a letter from Standard & Poor's Corporation to such effect.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by applicable law.

         Primary Mortgage Insurance Policy: With respect to any Mortgage Loan, the policy of primary mortgage guaranty insurance (including all endorsements thereto), if any, issued with respect to such Mortgage Loan, or any replacement policy.

         Primary Mortgage Insurer: The named insurer under any Primary Mortgage Insurance Policy.

         Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the "PRIME RATE" in the "MONEY RATES" section.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) which is received on or after September 1, 2001 in advance of its scheduled Due Date (not including any prepayment charge or premium thereon), and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Qualified Depository: (i) A depository, the long-term unsecured debt obligations of which are rated by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. (or a comparable rating agency) in one of its two highest rating categories at the time of any deposit therein, or (ii) a depository, the deposits of which are fully insured by FDIC or (iii) the corporate trust department of a national bank; provided that they maintain a rating by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. (or a comparable rating agency) in the highest rating categories for short term debt obligations.

         Reconstitution Agreements: The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans.

         Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 5.8 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in
Section 5.8 hereof.

         Remittance Advice Date: The 10th day of each month or, if such 10th day is not a Business Day, the first Business Day immediately following such day.

         Remittance Date: With respect to each Mortgage Loan: the eighteenth (18th) day of any month, beginning with the eighteenth (18th) day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first business day immediately following such day.

         REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 3.13.

         Servicer: Countrywide Home Loans, Inc., a New York corporation or its permitted successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

         Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) that are incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of
(i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (iv) compliance with the obligations of this Agreement, including without limitation under Sections 3.8 and 3.17.

         Servicing Fee: With respect to each Mortgage Loan being serviced and administered pursuant to this Agreement, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such Mortgage Loan and for managing and disposing of REO Property in accordance with the terms of this Agreement. For each Mortgage Loan, such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan as of the first day of such month, and shall be payable in accordance with Section 5.3. With respect to any REO Property that is being managed by the Servicer in accordance with
Section 3.13 of this Agreement, such fee shall be payable through and until the disposition of such REO Property or the transfer of the REO Property to the Owner for management by the Owner, and the amount of such fee shall be based upon the Unpaid Principal Balance of the related Mortgage Loan at the time of the related foreclosure.

         Servicing Fee Rate: As to (i) each Mortgage Loan that is an ARM Loan, .375% per annum, and (ii) each Mortgage Loan that is not an ARM Loan,
 .25% per annum.

         Servicing File: As to each Mortgage Loan, the copies of the Collateral Documents, as well as the credit and closing packages, disclosures, copies of the all other files, books, records and documents necessary to (a) establish the eligibility of the Mortgage Loan for insurance by an Insurer, if any; and/or (b) service the Mortgage Loan in accordance with Acceptable Servicing Procedures, including the documents listed on Exhibit B hereto, some of which maybe held by the Custodian.

         Unpaid Principal Balance: As to each Mortgage Loan, as of any date of determination, the outstanding principal balance of such Mortgage Loan as of the close of business on the Cut-off Date related to such Mortgage Loan, minus (i) the principal portion of all payments made by or on behalf of the Mortgagor on or before the Cut-off Date; and (ii) the principal portion of all payments made by or on behalf of the Mortgagor after the Cut-off Date.

         VA:  The Department of Veterans' Affairs.

         Whole Loan Transfer: The sale or transfer by the Owner of some or all of the Mortgage Loans in a whole loan or participation certificate format pursuant to a Reconstitution Agreement retaining the Servicer as "servicer" thereunder.


                                 ARTICLE II

                         [INTENTIONALLY LEFT BLANK]



                                ARTICLE III

               ADMINISTRATION AND SERVICING OF MORTGAGE LOANS


Section 3.1     Identification of Mortgage Loans; Servicer to Act as Servicer

         (a) The Servicer, as independent contract servicer, shall commence servicing and administering each Mortgage Loan on behalf of the Owner from and after the Cut-off Date in accordance with the terms and conditions of this Agreement and Acceptable Servicing Procedures. Except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things reasonably consistent with the terms of this Agreement, including but not limited to, all action permitted or required to be taken under any related Primary Mortgage Insurance Policy, LGC or MIC. The Servicer shall service the Government Mortgage Loans in accordance with the guidelines of the applicable governing agency, including the FHA or VA, as applicable and shall comply with all the rules and regulations as set forth by each applicable agency. The Servicer shall at all times act in the best interests of the Owner in performing its obligations under this Agreement.

         (b) The documents comprising the Collateral File relating to each Mortgage Loan serviced hereunder and that are retained by the Servicer pursuant to the terms hereof, together with all other documents with respect to each such Mortgage Loan which are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only. The documents comprising each Collateral File and all related documents which come into the possession of the Servicer and are so held by the Servicer shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans.

         (c) Consistent with the terms of this Agreement and any applicable HUD and VA guidelines, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of and is not materially adverse to the Owner and will not result in the impairment of coverage under any LGC or MIC; provided, however, that the Servicer may not, without the prior written consent of the Owner, (i) waive any Prepayment Charge in full or in part, (ii) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (other than by adjustments required by the terms of the related Mortgage
Note), (iii) forgive the payment of any principal or interest, (iv) reduce the outstanding principal amount (except to reflect actual payments of principal), (v) except other than pursuant to the terms of the Mortgage Loan, make any advances of additional principal, or (vi) extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner in connection with any Mortgage Loan all instruments of satisfaction, cancellation or full release upon receipt by the Servicer of payment in full of the Unpaid Principal Balance or, with the prior written consent of the Owner, partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         (d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, in strict compliance with (i) the terms of the Mortgage and Mortgage Note, (ii) all applicable law, and (iii) Acceptable Servicing Procedures and any applicable FHA or VA guidelines, rules or regulations.

Section 3.2     Liquidation of Mortgage Loans

         In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform or observe any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer will proceed diligently to collect all payments due and shall take such action as it shall reasonably deem to be in the best interest of the Owner.

Section 3.3     Collection of Mortgage Loan Payments

         Continuously from the date hereof until the principal and interest on all Mortgage Loans being serviced hereunder are paid in full or this Agreement is otherwise terminated, the Servicer will proceed diligently to collect all payments due under each of such Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer will ascertain or estimate, as the case may be, annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums and all other charges that, as provided in any Mortgage, will become due and payable so that the Escrow Payments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in its reasonable judgment it believes that it will be unable to enforce the provision of the Mortgage or other instrument pursuant to which payment is required.

Section 3.4     Establishment of Custodial Account; Deposits in
                Custodial Account

         (a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, with respect to the accounts maintained by any one Servicer, its "Custodial Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled, with respect to the Servicer, "Countrywide Home Loans, Inc., in trust for Goldman Sachs Mortgage Company as Owner, and any successor Owner.

         (b) With respect to each Mortgage Loan, the Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof) and on a daily basis, deposit in the Custodial Account and retain therein the following payments and collections received by the Servicer subsequent to the Cut-off Date:

                           (i) all payments on account of principal, including Principal Prepayments, actually collected by the Servicer on the Mortgage Loans;

                           (ii) all payments on account of interest actually collected by the Servicer on the Mortgage Loans less the Servicing Fee;

                           (iii) all Liquidation Proceeds;

                           (iv) all Insurance Proceeds, other than
         Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing
         Procedures;

                           (v) all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Owner's written consent and Acceptable Servicing Procedures and Section 3.14;

                           (vi) any amounts with respect to Monthly
         Advances required to be deposited in the Custodial Account pursuant to Section 4.3;

                           (vii) any amount required to be deposited in the Custodial Account pursuant to Sections 3.1(c), 3.1(d), 3.4(c), 3.10(a) or (b), 3.11(b), 3.13(c), (d) and (f), and 4.1(b) of this
         Agreement; and

                           (vii) with respect to each Principal Prepayment, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received by the Servicer in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate; provided, however, that the Servicer's obligation to pay such amounts shall be limited to an amount equal to one-half of the Servicing Fee for the related Due Period.

         (c) The Servicer may cause the funds on deposit from time to time in the Custodial Account to be invested in Permitted Instruments, which investments shall mature not later than the Business Day immediately preceding the applicable Remittance Date next following the date of such investment. All such investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any and all losses incurred in respect of any such investment by the Servicer, and the amount of any losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out if its own funds immediately, without reimbursement therefor.

         (d) It is understood and agreed that payments in the nature of Ancillary Income need not be deposited by the Servicer in the Custodial Account.

Section 3.5     Permitted Withdrawals from the Custodial Account

         (a) The Servicer may, from time to time, withdraw funds from the Custodial Account for the following purposes:

                           (i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 4.1;

                           (ii) to reimburse itself for Monthly Advances made by the Servicer from its own funds pursuant to Section 4.3, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such Monthly advance was made and such other amounts as are collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan; (or to amounts received on the Mortgage Loans as a whole in the event that such Monthly Advance is made to pay a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940); provided that the Servicer may reimburse itself from any funds in the Custodial Account for Monthly Advances which it has determined are nonrecoverable advances or if all funds with respect to the related Mortgage Loan have been previously remitted to the Owner;

                           (iii) to reimburse itself for unreimbursed
         Servicing Advances and any unpaid Servicing Fees, Servicer's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds; provided that the Servicer may reimburse itself from any funds in the Custodial Account for Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to Owner;

                           (iv) to pay itself any Servicing Fee and other servicing compensation not paid to the Servicer pursuant to
         Section 5.3;

                           (v) to pay to itself any interest earned on funds deposited in the Custodial Account;

                           (vi) if there shall be amounts deposited in the Custodial Account in error, including the Servicing Fee and other servicing compensation not required to be deposited therein, to withdraw such amounts;

                           (vii) to clear and terminate the Custodial
         Account upon the termination of this Agreement in accordance with
         Article 8.

Section 3.6 Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

         (a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, with respect to the accounts maintained by any one Servicer, its "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled, with respect to the Servicer, "Countrywide Home Loans, Inc., in trust for Goldman Sachs Mortgage Company, as Owner, and any successor Owner, and certain Mortgagors." The Escrow Account shall be an Eligible Account.

         (b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following deposit in the Servicer's mortgage receipts clearing account, or sooner if required by applicable law) and on a daily basis (and in all events by not later than the end of the second Business Day following deposit in the Servicer's mortgage receipts clearing account, or sooner if required by applicable law), deposit in the Escrow Account maintained by the Servicer and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account maintained by the Servicer only in accordance with Section 3.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account maintained by the Servicer other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

Section 3.7     Permitted Withdrawals from the Escrow Account

         Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (a) to effect timely payments of taxes, assessments, water rates, insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage; (b) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 3.8, 3.10 and 3.11 with respect to a related Mortgage Loan, the Servicer's right to reimburse itself pursuant to this clause (b) being limited to the amounts as may be collected by the Servicer from the related Mortgagor or from the related insurer; (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the related Mortgaged Property in accordance with the provisions of Section 3.14, (f) to pay to a Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account; (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the related Mortgagor), (h) to remove funds inadvertently placed in the Escrow Account by the Servicer; or (i) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with Article 8.

Section 3.8     Payment of Taxes, Insurance and Other Charges

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums, if any, and fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose Mortgagor deposits in the Escrow Account. The Servicer shall, with respect to each Mortgage Loan for which Escrow Payments are maintained, conduct an escrow analysis in accordance with industry standard procedures. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to make timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor, and shall effect payment thereof in a manner consistent with Acceptable Servicing Procedures, and in all events prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage.

Section 3.9     Transfer of Custodial Accounts and Escrow Accounts

         The Servicer may from time to time transfer the Custodial Account or the Escrow Account maintained by it to a different depository institution, provided that each such account shall be and remain an Eligible Account.

Section 3.10    Maintenance of Hazard Insurance

         The Servicer shall cause to be maintained, with an insurer acceptable to Fannie Mae or Freddie Mac for each Mortgage Loan (or FHA or VA, as applicable, with respect to each Government Mortgage Loan) serviced by it, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan or (ii) the Unpaid Principal Balance of the Mortgage Loan. If the Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on each REO Property with an insurer acceptable to Fannie Mae or Freddie Mac (or FHA or VA, as applicable, with respect to each Government Mortgage Loan) (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements securing the Mortgage Loan that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, each as amended, or other applicable federal law, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Acceptable Servicing Procedures for the restoration or repair of the Mortgaged Property subject to the related Mortgage, for release to the Mortgagor in accordance with Acceptable Servicing Procedures, or for application in reduction of the Mortgage Loan. Any such amounts shall be deposited in the Custodial Account and subject to withdrawal pursuant to Section 3.5. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer hereunder in connection with any Mortgage Loan or Mortgaged Property, other than pursuant to applicable laws and regulations that are at any time in force and require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent upon any policy renewal; provided, however, upon any such policy renewal, the Servicer shall not accept any such insurance policies, unless the insurers are acceptable to Fannie Mae or Freddie Mac (or FHA or VA, as applicable, with respect to each Government Mortgage
Loan) and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.

         In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac (or FHA or VA, as applicable, with respect to each Government Mortgage Loan), the Servicer shall notify the Owner and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Insurer acceptable to Fannie Mae or Freddie Mac (or FHA or VA, as applicable, with respect tp to each Government Mortgage Loan) a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

         If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current requirements of Fannie Mae, Freddie Mac or FHA or VA, as applicable, with respect to each Government Mortgage Loan, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

Section 3.11 Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

         (a) The parties acknowledge that not all Mortgage Loans will be covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are or become covered by Primary Mortgage Insurance, the provisions set forth below shall apply.

         (b) If a Mortgage Loan is covered by a Primary Mortgage Insurance Policy as of the Cut-off Date, or if a Mortgage Loan becomes covered by a Primary Mortgage Insurance Policy, the Servicer shall cause the premium for each such Primary Mortgage Insurance Policy, beginning with the premium due after the Cut-off Date in the case of any Mortgage Loan covered by a Primary Insurance Policy prior to the Cut-off Date, to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is required to be kept in force under any Mortgage and pursuant to this subsection, or pursuant to subsection 3.11(c) below, unless a replacement Primary Mortgage Insurance Policy for such canceled or non renewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in this subsection. The Servicer shall not take any action or fail to take any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         (c) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.4, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.5, and remitted to the Owner on the appropriate Remittance Date.

Section 3.12    Fidelity Bond; Errors and Omissions Insurance

         The Servicer shall maintain, at its own expense, with responsible companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement, and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Selling and Servicing Guide, or by Freddie Mac in the Freddie Mac Seller's and Servicer's Guide, as amended or restated from time to time by FHA or VA, as applicable, with respect to each Government Mortgage Loan. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

Section 3.13    Title, Management and Disposition of Real Estate Owned

         (a) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Servicer for the benefit of the Owner or, in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

         (b) The Servicer shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect, and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Owner. In the event that the Owner elects to manage an REO Property, the Owner shall, prior to assuming such management, reimburse the Servicer for all unreimbursed Servicing Advances Nonrecoverable Servicing Advances and Servicing Fees related to such REO Property.

         (c) The Servicer shall hold all funds collected and received in connection with the operation of REO Property separate and apart from its own funds or general assets, in the Custodial Account.

         (d) The Servicer shall deposit, or cause to be deposited, on a daily basis (and in all events by not later than the end of the second Business Day following receipt thereof) in the Custodial Account maintained by it all revenues received with respect to the conservation and disposition of any REO Property for distribution to the Owner pursuant to the provisions of Section 4.1.

         (e) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Sections 3.8 and 3.10 hereof.

         (f) The Servicer shall undertake to sell the REO Property at such price and upon such terms and conditions as the Owner shall approve. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account and the Servicer shall bill the Owner in accordance with
Section 3.5(b) for such expenses and for any related unreimbursed Servicing Advances, unreimbursed Nonrecoverable Servicing Advances, unpaid Servicing Fees, unpaid property management fees.

Section 3.14    Application of Proceeds of Insurance to Repair or Restoration

         The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 3.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor toward the restoration or repair of the related property in a manner, and shall otherwise take such actions in connection with such restoration and repair, as shall be consistent with Acceptable Servicing Procedures.

         The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than the lesser of $15,000 or any amount prescribed by applicable FHA or VA guidelines, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                (1)     The Servicer shall receive satisfactory
                        independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                (2) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                (3) the Servicer shall verify that the Mortgage Loan is not in default; and

                (4) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

         If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 3.15    Inspections

         The Servicer or its authorized representative shall conduct inspections of Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures. For any Mortgage Loan that is not insured by a Primary Mortgage Insurance Policy, in the event such Mortgage Loan becomes 45 days delinquent, (a) the Servicer shall inspect the related Mortgage Property as promptly as practicable after the 45th day of delinquency, (b) the Servicer may perform an inspection at such other times and at such intervals as the Servicer deems appropriate and (c) the Servicer shall immediately perform an inspection upon any abandonment of the related Mortgaged Property. For any Mortgage Loan that is insured by a Primary Mortgage Insurance Policy, the Servicer shall inspect the related Mortgaged Property as directed by the related Primary Insurer; provided, however, that, at a minimum, in the event the Mortgage Loan becomes 60 days delinquent, the Servicer shall inspect the related Mortgaged Property prior to the 90th day of delinquency. The Servicer shall keep a written report of each such inspection.

Section 3.16    Claims

         In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the FHA or VA, as applicable, under any MIC or LGC in a timely fashion and, in this regard, to take such action as shall be necessary to permit recovery respecting a defaulted Government Mortgage Loan. Pursuant to Section 3.4, any amounts collected by the Servicer under any guaranty or insurance policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.5.


                                 ARTICLE IV

                           PAYMENTS TO THE OWNER


Section 4.1     Distributions

         (a) On each Remittance Date the Servicer shall remit to the Owner all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges or withdrawals from the Custodial Account pursuant to Section 3.5 hereof. Each such remittance shall be made by wire or other electronic funds transfer of immediately available funds to the account of the Owner according to the written wire instructions provided by the Owner to the Servicer from time to time.

         (b) With respect to any remittance to the Owner made by the Servicer after the second Business Day following the Business Day on which such remittance was due, the Servicer shall pay to the Owner interest on such late remittance at an annual rate equal to Prime plus two percent (2.0%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the date on which such remittance was due and ending with the Business Day on which such late remittance is made, both inclusive. Such interest shall be remitted along with such late remittance. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 4.2     Reports

         (a) Not later than each Remittance Advice Date, the Servicer shall furnish to the Owner via any electronic medium a monthly report in a form reasonable acceptable to institutional buyers of mortgage loans, which report shall include, without limitation, with respect to each Mortgage Loan the following loan-level information: (i) the balance due as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Due Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

         (b) With respect to any REO Property, and upon the request of the Owner, the Servicer shall furnish to the Owner a statement describing the Servicer's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. The Servicer shall also provide the Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return and as the Owner may reasonably request from time to time. The Owner agrees to pay for all reasonable out-of-pocket expenses incurred by the Servicer in connection with complying with any request made by the Owner hereunder if such information is not customarily provided by the Servicer in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

Section 4.3     Monthly Advances by Servicer

         On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the Determination Date immediately preceding such Remittance Date or which were deferred pursuant to Section 3.1(c). Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with Pass-Through Transfer, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by two officers of the Servicer evidencing such determination.


                                 ARTICLE V

                  GENERAL SERVICING PROCEDURE; COVENANTS;
                       REPRESENTATIONS AND WARRANTIES


Section 5.1     Assumption Agreements

         (a) The Servicer will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption if but only if the Owner approves the creditworthiness of the assuming party. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by Applicable Requirements from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any, or under the LGC or MIC, if applicable. If the Servicer reasonably believes it is unable under Applicable Requirements to enforce such "due-on-sale" clause, the Servicer will request the written permission of the Primary Mortgage Insurer, if required to cause the coverage under the Primary Mortgage Insurance Policy to remain in full force and effect, and the Owner prior to entering into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by Applicable Requirements, the Mortgagor remains liable thereon. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance, and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 5.1(a), the Servicer, with the prior consent of the Primary Mortgage Insurer, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

         (b) The Servicer shall follow Acceptable Servicing Procedures (including underwriting standards) with respect to any such assumption or substitution of liability. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

         (c) For purposes of this Section 5.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 5.2     Satisfaction of Mortgages and Release of Collateral Files

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer (i) shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements,
(ii) shall promptly and within the time periods appropriate to process the satisfaction or release within the applicable legal deadlines notify the Owner of such event and (iii) shall request that the Owner deliver the required portion of the Collateral File to the Servicer. The Owner shall, within five (5) Business Days following its receipt of any such certification and request, send to the Servicer the requested portion of the Collateral File. Upon receipt of such package, the Servicer shall prepare and execute the documents and instruments necessary to satisfy or release the lien of the Mortgage and shall process such satisfaction or release in accordance with applicable state law requirements. In addition, if, with respect to any Mortgage Loan that has been paid in full, the Owner has recorded or caused to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. Upon receipt of such package, the Servicer shall process such satisfaction or release in accordance with applicable state law requirements. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the processes set forth above permits, the Servicer shall advise the Owner accordingly and shall use reasonable efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements. The Owner shall assist therewith by returning to the Servicer the required portion of the Collateral File (and, if applicable, the executed satisfaction and release documents and instruments) within the time periods specified by the Servicer. The Servicer shall not be liable for and the Owner shall indemnify the Servicer against any third party liability for failure to release the lien of a Mortgage as required under applicable law to the extent that such failure was caused by the Owner's breach of its obligations under this Section 5.2.

         (b) If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall remit to the Owner the then unpaid principal balance of the related Mortgage Loan. The Servicer shall maintain the fidelity bond and errors and omissions insurance policy as provided for in Section 3.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 5.3     Servicing Compensation

         As compensation for its services hereunder, the Servicer shall be entitled to pay itself the Servicing Fee with respect to each Mortgage Loan from the gross amount of interest payments on such Mortgage Loan which are actually received by the Servicer with respect thereto. Additional servicing compensation in the form of all Ancillary Income which are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Custodial Account pursuant to the terms of this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement.

Section 5.4     Statements as to Compliance

         The Servicer will deliver to the Owner, within 90 days of the Servicer's fiscal year end, an Officers' Certificate for the prior fiscal year, stating that (i) the Servicer has fully complied with the provisions of this Agreement, (ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such supervision of the officers signing such Officers' Certificate, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

Section 5.5     Annual Independent Public Accountants' Servicing Report

         On or before May 31st of each year, beginning May 31, 2002, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the mortgage servicing operations of the Servicer and that such firm is of the opinion that on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

Section 5.6     Owner's Right to Examine Servicer Records, etc.

         The Owner shall have the right, at the Owner's expense, except for immaterial items in the ordinary course of business, to examine and audit the Servicer's books of account, records, reports, and other papers relating to (i) the performance by the Servicer of its obligations and duties under this Agreement, or (ii) the Mortgage Loans, to make copies and extracts therefrom, and to discuss the affairs, finances, and accounts of such Servicer relating to such performance with its officers and employees, all at such reasonable times and places and as often as may be reasonably requested.

Section 5.7     Consents and Approvals

         The Owner shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents will be obtained without any cost or expense to the Servicer and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Servicer.

Section 5.8 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates

         (a) The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers; provided, however, the Owner agrees to use commercially reasonable efforts not to effect a Whole Loan Transfer or a Pass Through Transfer if the aggregate outstanding principal balance of the Mortgage Loans subject to such Whole Loan Transfer or Pass Through Transfer is less that $10,000,000. Transfers. In connection with a Whole Loan Transfer, the related Reconstitution Agreement shall provide that no more than five (5) Persons shall have the status of "Owner" thereunder.

         (b) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by Owner, Servicer agrees:

                           (i) to cooperate fully with Owner and any prospective Owner with respect to all reasonable requests and due diligence procedures;

                           (ii) to execute all Reconstitution Agreements provided that each of the Servicer and the Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein and provided further that such Reconstitution Agreement does not materially diminish Servicer's rights or materially increase Servicer's responsibilities under this Agreement;

                           (iii) to the extent that any Mortgage Loan is transferred to Fannie Mae or Freddie Mac in a Pass-Through Transfer, to service such Mortgage Loan pursuant to its servicing agreement with Fannie Mae or Freddie Mac, as applicable (provided, however, that the Servicer shall not be responsible for incurring out-of-pocket servicing costs or expenses to third parties that the Servicer does not bear under this Agreement, such as custodial fees and expenses);

                           (iv) with respect to any Mortgage Loan that is subject to a Whole Loan Transfer or a Pass-Through Transfer which occurs within twelve months of the Effective Date for such Mortgage Loan, the Servicer shall restate the representations and warranties regarding the Servicer set forth in Subsection 6.7 hereof, as of the date of such Whole Loan Transfer or Pass-Through Transfer;

                           (v) to deliver to the Owner for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its financial condition and its most recently publicly disclosed mortgage loan delinquency, foreclosure and loss experience as shall be reasonably requested by the Owner, and to deliver to the Owner any non-public, unaudited financial information regarding the Mortgage Loans as shall be reasonably requested by the Owner, in which case the Owner, shall bear the cost of having such information audited by certified public accountants if the Owner desires such an audit; provided that in connection with inclusion of any information provided by the Servicer pursuant to this clause 4 in any Prospectus Supplement or other offering document, the Servicer and the Owner shall enter into customary indemnity agreements, which are generally used in connection with securitization of mortgage loans similar to the Mortgage Loans subject thereto;

                           (vi) to deliver to the Owner and to any Person designated by the Owner, at the Owner's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Servicer pursuant to clause 4 above as shall be reasonably requested by the Owner;

                           (vii) to deliver to the Owner, and to any Person designated by the Owner, such in-house opinions of counsel as are customarily delivered by originators or servicers of mortgage loans, as the case may be, in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Owner; and

                           (viii) to cooperate reasonably with the Owner and any prospective Owner with respect to the preparation of Mortgage Loan Documents and such other documents, and with respect to the servicing of the Mortgage Loans in accordance with the requirements from time to time of the rating agencies rating a Whole Loan Transfer or Pass-Through Transfer, the credit enhancers providing credit enhancement thereon and the requirements of the Owner's shelf registration statement.

         All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.


                                 ARTICLE VI

                                THE SERVICER


Section 6.1     Indemnification; Third Party Claims

         The Servicer agrees to indemnify and hold harmless the Owner against any and all Losses that the Owner may sustain in any way related to the failure of such Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder with respect to any action or inaction (a) in accordance with the direction or consent of the Owner or (b) resulting from the Owner's failure to respond to a request by the Servicer for direction or consent in accordance with Section 3.1(c) hereof. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim and the Owner shall promptly reimburse the Servicer for all amounts reasonably advanced by it pursuant to the preceding sentence, except when the claim (a) is related to the Servicer's obligations to indemnify the Owner pursuant hereto, (b) results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement or (c) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

         The Owner shall indemnify and hold harmless the Servicer against any and all Losses that the Servicer may sustain as a result of (a) any act or omission on the part of the Owner, any prior servicer or owner or any other third party which occurred in connection with the origination, receiving, processing, funding or servicing of a Mortgage at any time prior to the Cut-off Date or (b) a breach of any of the Owner's representations, warranties or covenants or obligations contained herein.

         With respect to any Mortgage Loan, in the event that the Owner records or causes to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Owner shall comply with the provisions of
Section 5.2(a) regarding the execution and delivery of release and reconveyance documents, and shall immediately complete, sign and return to the Servicer any additional documents that may be required of the holder of record of the Mortgage and may be reasonably requested by the Servicer in order to comply with the Servicer's servicing obligations, and, in its capacity as the holder of record, shall take such other action as may be reasonably requested by the Servicer. In addition, if, as a result of the recording of the related Assignment of Mortgage, the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or the related Mortgaged Property, the Owner shall send a copy of such notice to the Servicer immediately in accordance with the provisions of Section 9.8 of this Agreement. The Owner agrees that the Servicer shall have no liability to the Owner for the Owner's failure to comply with the provisions set forth in this paragraph.

Section 6.2     Servicer Covenants; Merger or Consolidation of the Servicer

         (a) The Servicer covenants that it will keep in full force and effect its existence, rights and franchises as a corporation, and its status as a Fannie Mae or Freddie Mac, HUD and VA approved servicer in good standing and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not, without the prior written approval of the Owner, be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all or substantially all of its business or assets unless the successor or surviving person shall be an institution that is a Fannie Mae or Freddie Mac and HUD and VA approved servicer in good standing.

Section 6.3     Limitation on Liability of the Servicer and Others

         The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner for (a) any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, (b) errors in judgment, or (c) any action or inaction in accordance with the direction or consent of the Owner; provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the direction or consent of the Owner), or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of any breach of the terms and conditions of the Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 6.1, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities for which the Owner will be liable and the Servicer shall be entitled to be reimbursed therefor from the Owner unless any such costs or liabilities result from the negligence, bad faith or willful misfeasance of the Servicer in performing such action.

Section 6.4     Servicer Not to Resign

         The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that the Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor which satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section.

Section 6.5     No Transfer of Servicing

         The Servicer acknowledges that the Owner has entered into this Agreement with the Servicer in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records, and procedures, its integrity, reputation, and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder without the prior written approval of the Owner in its sole discretion; provided, however, that, without the Owner's consent, the Servicer may assign its right and obligations hereunder as the Servicer to any entity that is directly or indirectly owned or controlled by the Servicer so long as the Servicer executes a Guaranty pursuant, to which it guarantees the performance by such entity of all obligations hereunder and such entity is a HUD and VA approved servicer.

Section 6.6     Representations and Warranties of the Servicer

         (a) The Servicer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas, and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Servicer and to the extent necessary to ensure the servicing of each Mortgage Loan in accordance with this Agreement. The Servicer has the power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby, have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligations of the Servicer.

         (b) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Servicer or, if required, such consent, approval, authorization, or order has been or will, prior to the Cut-off Date, be obtained.

         (c) The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Servicer and will not (i) result in the breach of any term or provision of the charter or by-laws of the Servicer, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement, or other instrument to which the Servicer or its property is subject or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Servicer or its property is subject.

         (d) The Servicer is an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae and Freddie Mac eligibility requirements.

         (e) The Servicer is an approved HUD/FHA mortgagee and VA approved servicer, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. No event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with HUD or VA eligibility requirements or which would require notification to HUD or VA.

         (f) The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

Section 6.8     Representations and Warranties of the Owner

         With respect to the Mortgage Loans, the Owner hereby makes to the Servicer as of the Cut-off Date each of the representations and warranties set forth below:

         (a) The Owner has all requisite corporate or organizational power, authority and capacity, to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. The Owner does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.

         (b) The execution, delivery and performance of this Agreement by the Owner and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate, shareholder or other action; this Agreement has been duly and validly executed and delivered by the Owner, and is a valid and legally binding agreement of the Owner enforceable against the Owner in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights and the discretion of a court to grant specific performance of contracts. Any requisite consents or approvals of third parties (including Investors and any other applicable regulatory authorities) to the execution and delivery of this Agreement or the performance of the transactions contemplated hereby by the Owner have been obtained or will be obtained prior to the Cut-off Date or such other date as expressly provided herein.


                                ARTICLE VII

                                  DEFAULT


Section 7.1     Events of Default

         In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

                           (i) any failure by the Servicer to remit to the Owner when due any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of two (2) days after the due date thereof; the Owner shall use reasonable efforts to notify the Servicer that it has not received the payment due, but the Owner's notice shall not be a condition of the Event of Default; or

                           (ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                           (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days; or

                           (iv) the Servicer shall consent to the
         appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property; or

                           (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligation or ceases its normal business operations for three (3) Business Days; or

                           (vi) failure by the Servicer to maintain its license to do business in any jurisdiction where a Mortgaged Property is located if such license is required and such failure continues unremedied for a period of thirty (30) days;

                           (vii) the Servicer ceases to meet the
         qualifications of a HUD/FHA mortgagee or VA servicer; or

                           (viii) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of this Agreement, including Section 6.5.

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the "Defaulted Servicer"), may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and deliver to a successor any and all documents and other instruments, place in such successor's possession all Collateral Files and Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than thirty
(30) Business Days following the Owner's request therefor. The Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Defaulted Servicer to the Custodial Account, the Escrow Account or the REO Account and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

Section 7.2     Waiver of Defaults

         The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 7.3 Survival of Certain Obligations and Liabilities of the Defaulted Servicer

         The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Defaulted Servicer pursuant to this Section 7, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer prior to the effective time of such termination.


                                ARTICLE VIII

                                TERMINATION


Section 8.1     Termination of Agreement

         This Agreement shall terminate upon any of: (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan and each REO Property, or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) the mutual consent of the parties in writing, or (iii) the termination of the Servicer pursuant to Section 8.2.

Section 8.2     Termination of the Servicer due to an Event of Default

         (a) Upon 30 days' written notice, the Owner may, at its sole option, upon the occurrence of an Event of Default and in accordance with
Section 7.1, terminate any rights the Servicer may have hereunder. Any such notice of termination shall be in writing and delivered to the terminated Servicer (in such instance, the "Terminated Servicer") by registered mail as provided in Section 9.8 of this Agreement. If the Owner so terminates the rights of a Terminated Servicer, the Owner with full cooperation of the Terminated Servicer shall arrange for the transfer of servicing to, at the Owner's option, the Owner or a third party, and the Terminated Servicer shall continue servicing, for the Servicing Fee provided herein, the Mortgage Loans under this Agreement until the Owner gives the Terminated Servicer notice of the transfer and such transfer has been completed.

         (b) The Terminated Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Terminated Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Terminated Servicer to the Custodial Account, the Escrow Account or the REO Account, or thereafter be received with respect to the Mortgage Loans and to which the Terminated Servicer is not entitled pursuant to the terms of this Agreement.

Section 8.3     Termination Without Cause

Upon at least 30 days prior notice, the Owner may terminate, at its sole option the Servicer without cause. Any such notice of termination shall be in writing and delivered to the Servicer and any Rating Agency by registered mail as provided in Section 9.8. In the event the Owner so chooses to terminate the Servicer, the Servicer shall be entitled to receive, as liquidated damages, upon its termination as Servicer hereunder without cause pursuant to this Section 8.3, an amount equal to one and one-half percent (1 1/2%) of the aggregate outstanding principal amount of each Mortgage Loan as of the termination date paid by the Owner to the Servicer.


                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS


Section 9.1       Successor to the Servicer

         (a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 6.4, 7.1, 8.1 or 8.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement pursuant to Section 8.2 above. In the event that the Servicer's duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to the foregoing Sections, the Servicer shall discharge such duties and responsibilities, and be compensated therefor as provided in this Agreement, during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the foregoing Sections shall not become effective until a successor shall have been appointed pursuant to this Section and shall in no event relieve the Servicer of its non-servicing duties, obligations, covenants, representations and warranties, it being understood and agreed that the provisions of Sections 5.10, 6.1, Article 7 and Article 8 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer or the termination of this Agreement.

         (b) The Servicer shall promptly deliver to the successor (i) the funds in the Custodial Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement, (ii) all other funds to which the Owner is entitled pursuant to the terms of this Agreement, (iii) all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (iv) all Collateral Files and Servicing Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         (c) Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

Section 9.2     Amendment

         This Agreement may be amended from time to time by the parties by written agreement signed by both of the parties.

Section 9.3     Duration of Agreement

         This Agreement shall continue in existence and effect until terminated as herein provided.

Section 9.4     Governing Law

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without reference to the choice of law doctrine of such state.

Section 9.5     General Interpretive Principles

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                           (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                           (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                           (iii) references herein to "Articles,"
         "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

                           (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                           (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                           (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 9.6     Reproduction of Documents

         This Agreement and all documents relating hereto, including without limitation (i) consents, waivers, and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.7     Notices

         All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by facsimile, overnight courier, or registered mail, postage prepaid, or delivered by telefacsimile, to:

         (i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

             Countrywide Homes Loans, Inc.
             400 Countrywide Way
             Simi Valley, CA 93065
             Attention:  Investor Accounting

             With a copy to:
             Countrywide Home Loans, Inc.
             4500 Park Granada
             Calabasas, CA  91302
             Attention:  General Counsel

         (ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the
Owner:

             Goldman Sachs Mortgage Company
             85 Broad Street
             New York, NY  10004
             Attention:  Kevin Chavers
             Tel:  (212) 902-6628
             Fax:  (212) 346-3568

             with copies to:

             Goldman Sachs Mortgage Company
             One New York Plaza
             New York, NY  10004
             Attention:  Jay Strauss
             Tel:  (212) 902-0940
             Fax:  (212) 357-2487

             and

             Goldman Sachs Mortgage Company
             100 Second Avenue South
             Suite 200 North
             St. Petersburg, FL  33701
             Attention:  Debbie Brown
             Tel:  (727) 825-3811
             Fax:  (727) 825-3821

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner. All reports that are due to the Owner from the Servicer pursuant to Section 4.2 shall be deemed to have been duly given if delivered to the internet address from time to time provided by the Owner to the Servicer.

Section 9.8     Severability of Provisions

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 9.9     Disclosure of Relationship

         Each party (including the respective affiliates) shall have the right upon obtaining prior written consent from the other party, from time to time, to publish, distribute, advertise or otherwise disclose the relationship and the general services created and performed under this Agreement; provided, however, such disclosure shall not identify the amount or nature of fees earned or to be paid hereunder. No disclosure permitted by this Section 9.10 shall include any Mortgagor information.

Section 9.10    Exhibits and Schedules

         The following exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this
Agreement:

Exhibit A         MORTGAGE LOAN SCHEDULE

Exhibit B         LIST OF COLLATERAL DOCUMENTS

Exhibit C         LIST OF DOCUMENTS IN CREDIT FILE

Exhibit D         FORM OF GUARANTY

Section 9.11      Counterparts; Successors and Assigns

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 6.4, 6.5, 7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

Section 9.12    Effect of Headings

         The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.13    Other Agreements Superseded

         This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

                      [signatures start on next page]




         IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to this Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.



SERVICER:
                                      COUNTRYWIDE HOME LOANS, INC.

                                      By: /s/ Michael W. Schlossmann
                                         -----------------------------
                                         Name:  Michael W. Schloessmann
                                         Title: Vice President


OWNER:
                                      GOLDMAN SACHS MORTGAGE COMPANY

                                      By: /s/ Janet L. Bell
                                         -----------------------------
                                         Name:   Janet L. Bell
                                         Title:  Vice President





                                 EXHIBIT A

                           MORTGAGE LOAN SCHEDULE
                        [attach read-only diskette]




                                 EXHIBIT B

                        LIST OF COLLATERAL DOCUMENTS

       Copy of Note
       Copy of Mortgage or Deed of Trust, including all riders
       Copy of all riders to Note and Mortgage or Deed of Trust Settlement statement (HUD 1)
       Copy of LGC (if applicable)
       Copy of MIC (if applicable)
       Copy of PMI Certificate (if applicable)
       Copy of the title policy, or title commitment (or similar document) Appraisal
       Flood determination certificate
       Hazard Insurance declaration page
       Loan application




                                 EXHIBIT C

                      LIST OF DOCUMENTS IN CREDIT FILE


       Original Note
       Original Mortgage
       Assignment(s) of Mortgage
       LGC (if applicable)
       MIC (if applicable)
       Title policy
       PMI Certificate (if applicable)




                                 EXHIBIT D

                              FORM OF GUARANTY

THIS GUARANTEE (the "Guarantee") is made and entered into as of [DATE] by Countrywide Home Loans, Inc., a New York corporation ("Guarantor") to and for the benefit of Goldman Sachs Mortgage Company ("Company").

                                  RECITALS

         A. Guarantor intends to assign to Countrywide Home Loans Servicing LP, a Texas limited partnership ("Servicer") all of the Guarantor's rights and obligations to service certain mortgage loans pursuant to that certain Servicing Agreement dated as of September 27, 2001 by and between Guarantor and Company (the "Servicing Agreement"); and

         B. As a condition precedent to the effectiveness of such assignment, Guarantor is required to execute and deliver to Company this Guarantee.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Guarantee of Obligations. Guarantor hereby irrevocably and unconditionally guarantees the prompt, full and faithful performance, payment and discharge by Servicer of each and every term, condition, agreement, representation and warranty on the part of Servicer contained in the Servicing Agreement and the prompt payment when due of all obligations, indebtedness and liabilities that the Servicer may have to the Company under the Servicing Agreement as and when due (collectively and severally, the "Obligations").

2. Not Affected by Bankruptcy of Servicer. Guarantor irrevocably and unconditionally guarantees the performance and payment of the Obligations, upon (a) the dissolution, insolvency or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against Servicer, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Servicer.

3. Independent Obligation. The obligations of Guarantor hereunder are independent of the Obligations of Servicer, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Servicer and whether or not Servicer is joined in any such action.

4. Primary Obligation. This Guarantee is the primary obligation of the undersigned. Guarantor waives any right to require Company to
         (a) proceed against Servicer or any other party; or (b) pursue any other remedy in Company's power whatsoever. Company may, at its election, exercise any right or remedy Company may have against Servicer, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been performed in full. Guarantor waives any defense arising out of any such election, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Servicer or any security.

5. Release of Guarantor's Obligation. This Guarantee shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to Guarantor until all Obligations shall have been fully performed.

6. Representations and Warranties of Guarantor. Guarantor hereby represents, warrants and agrees that:

         (a) Due Organization. Guarantor (i) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to so be in good standing could have a material adverse effect on Guarantor or its property and/or its business or on Guarantor's ability to pay or perform the Obligations or its obligations hereunder; and (b) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do.

         (b) Enforceability. Guarantor has the corporate power and authority and the legal right to execute, deliver and perform this Guarantee and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee. This Guarantee has been duly executed and delivered on behalf of Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms; and

         (c) No Violation. The execution, delivery and performance by Guarantor of this Guarantee will not violate any requirement of law or any contractual obligation of Guarantor to the extent that failure to comply could have a material adverse effect on Guarantor or its property and/or its business or on the ability to perform the Obligations or its obligations hereunder.

7.       General.
         -------

         (a) Entire Agreement. This Guarantee contains the entire agreement between Guarantor and Company, is the final expression of their intentions and supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by Company or relied upon by Guarantor in connection with the execution hereof.

         (b) Amendments. No modification, waiver, amendment, discharge or change of this Guarantee shall be valid unless the same is in writing and signed by Company.

         (c) Costs and Expenses. In addition to the Obligations, Guarantor agrees to pay all costs and expenses, including, without limitation, attorneys' fees, incurred by Company in enforcing this Guarantee in any action or proceeding arising out of, or relating to, this Guarantee.

         (d) No Assignment. This Guarantee may not be assigned by Guarantor.

         (e) No Waiver. No right or power of Company hereunder shall be deemed to have been waived by any act or conduct on the part of Company, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Company.

         (f) Cooperation. Guarantor agrees to execute any and all further documents, instruments and agreements as Company from time to time reasonably requests to evidence Guarantor's obligations hereunder.

         (g) Governing Law. This Guarantee shall be deemed to be made under and shall be governed by the laws of the State of New York without reference to principles of conflict of laws.


         IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of the date first above written.

                  COUNTRYWIDE HOME LOANS, INC.


                  By:      ____________________________

                  Name:    ____________________________

                  Title:   ____________________________
                  Address:      4500 Park Granada
                                Calabasas, CA  91360